Exhibit 11
KIRKPATRICK & LOCKHART LLP
1800 MASSACUSETTS AVENUE, NW
2ND FLOOR
WASHINGTON, D.C.  20036-1800
April 21, 1997
Fidelity California Municipal Trust
82 Devonshire Street
Boston, Massachusetts  02109
Ladies and Gentlemen:
 You have requested our opinion regarding certain matters in connection with the issuance of shares of Fidelity California Municipal Income Fund ("California Income"), a series of Fidelity California Municipal Trust (the "Trust"), pursuant to a Registration Statement to be filed by the Trust on Form N-14 ("Registration Statement") under the Securities Act of 1933 ("1933 Act") in connection with the proposed acquisition by California Income of all of the assets of Spartan California Municipal Income Fund, Spartan California Intermediate Municipal Income Fund, and Fidelity California Insured Municipal Income Fund (the "Merged Funds'), series of the Trust, and the assumption by California Income of the liabilities of the Merged Funds solely in exchange for California Income shares. This transfer will be effected under three separate Agreements and Plans of Reorganization.
 In connection with our services as counsel for the Trust, we have examined, among other things, originals or copies of such documents, certificates and corporate and other records as we deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents presented to us as copies thereof and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. As to various matters of fact material to this opinion, we have relied upon statements and certificates of officers of the Trust. Based upon this examination, we are of the opinion that the shares to be issued pursuant to the Registration Statement, when issued upon the terms provided in the Registration Statement, subject to compliance with the 1933 Act, the Investment Company Act of 1940, and applicable state law regulating the offer and sale of securities, will be legally issued, fully paid, and non-assessable.
 The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a business trust may be held personally liable for the obligations of the Trust. The Trust's Declaration of Trust provides that the Trustees shall have no power to bind any shareholder personally or to call upon any shareholder for the payment of any sum of money or assessment whatsoever other than such as the shareholder may at any time personally agree to pay by way of subscription for any shares or otherwise. The Declaration of Trust also requires that every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (although the omission of such recitation shall not operate to bind any shareholder). The Declaration of Trust provides that: (i) in case any shareholder or any former shareholder of any Series of the Trust shall be held personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or for some other reason, the shareholder or former shareholder shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability; and
(ii) a Series shall, upon request by the shareholder, assume the defense of any claim made against any shareholder for any act or obligation of that Series and satisfy any judgment thereon.

 We hereby consent to the reference to our firm under the captions "Federal Income Tax Consequences of the Reorganization," "Federal Income Tax Considerations" and "Legal Matters" in the Proxy Statement and Prospectus which constitute a part of the Registration Statement. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.
       Yours truly,
       /s/ Kirkpatrick & Lockhart LLP
       Kirkpatrick & Lockhart LLP